Exhibit 99.1

Boston Omaha Corporation’s 2019 Annual Shareholder Meeting Scheduled for June 8th in Boston, MA

February 5, 2019

OMAHA, Neb.--(BUSINESS WIRE) – Boston Omaha Corporation (NASDAQ: BOMN) (the “Company”) has set the date for its 2019 Annual Shareholder Meeting. The meeting will be held on Saturday, June 8, 2019. The exact time and location will be specified in the Company’s proxy statement for the 2019 Annual Shareholder Meeting.

The Board of Directors has fixed the close of business on April 15, 2019 as the record date for the 2019 Annual Shareholder Meeting.

About Boston Omaha Corporation

Boston Omaha Corporation is a public company engaged in several lines of business, including outdoor advertising and surety insurance, and maintains investments in several real estate services ventures.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

Contacts

Boston Omaha Corporation

Catherine Vaughan, 617-875-8911

cathy@bostonomaha.com